Exhibit 99.1

    NetManage Reports $4.7 Million Net Income for Fiscal Year 2005, Up From $1.4 Million Net Income in Fiscal Year 2004; Ninth Consecutive Quarter of
         Operating Profit and Seventh Consecutive Quarter of Net Income

    CUPERTINO, Calif.--(BUSINESS WIRE)--Jan. 30, 2006--NetManage, Inc. (Nasdaq:NETM), a software company that provides solutions for accessing, Web enabling and integrating enterprise information systems, today reported financial results for the fourth quarter and fiscal year ended December 31, 2005.
    Net revenues for the fourth quarter of 2005 were $10.7 million compared to net revenues of $13.2 million in the fourth quarter of 2004. Net income for the quarter was $1.6 million, or $0.17 per diluted share, including tax benefits of $0.6 million, or $0.06 per diluted share. This was up from net income of $0.7 million, or $0.08 per diluted share, during the same period in the prior year.
    Net revenues for the fiscal year ended December 31, 2005 were $43.4 million, compared to net revenues of $47.7 million, for the fiscal year ended December 31, 2004. The Company reported net income for the fiscal year ended December 31, 2005 of $4.7 million, or $0.49 per diluted share, including tax benefits of $1.8 million, or $0.19 per diluted share. This was an improvement from net income in 2004 of $1.4 million, or $0.15 per diluted share.
    Cash, cash equivalents and investments were $23.1 million at December 31, 2005, up from $19.8 million at December 31, 2004.

    Management Commentary

    "The fourth quarter of 2005 delivered many positives, including the continued migration by our customers to our newer technologies, the addition of new customers for our OnWeb and Librados solutions and the introduction of NetManage OnWeb for iSeries," explained Zvi Alon, chairman, president and CEO of NetManage. "We are pleased with the operating efficiencies we achieved this year resulting in a reduction in expenses and improvement in operating income. We believe we have made significant progress during 2005 toward creating a more profitable and productive organization. We are confident that we will continue to improve and deliver significant value to both our customers and shareholders in 2006."

    Customer Wins

    During the quarter, the Company received new and renewed business from such customers as Arizona Department of Economic Security, Alaska Airlines, MGM Studios, La Poste, American Stock Exchange, Fox Television, Newsweek, BNP Paribus, Yellow Roadway Technologies, Employers Direct Insurance Company, Honda Motor Company, California State University Long Beach, and the US Department of Agriculture, among others.

    Recent Operational Highlights:

    -- In December, George Bennett was appointed as Vice President of North America Sales to spearhead the sales strategy.

    -- The Company announced a global partnership with Gush, a Web-based customer relationship management (CRM) provider, to extend their CRM back-end integration capabilities.

    -- NetManage announced OnWeb(R) for the IBM iSeries product family extending OnWeb's capabilities to simplify the path to the Web and SOA for iSeries Applications.

    -- The Company joined the JBoss Certified Partner Program to offer Librados JCA Adapters to support the JBoss leading open source middleware platform.

    -- NetManage announced it has ranked among the world's foremost software and services providers in Software Magazine's
        Software 500 listing for the fourth consecutive year.

    Conference Call Information

    The Company has scheduled a conference call to discuss the results at 1:30 p.m. PT (4:30 p.m. ET) on Monday, January 30, 2006. The call will be broadcast live via the Investors section on the NetManage Web site, www.netmanage.com/investors or by dialing 719-457-2617 and entering the reservation number 2314329. A playback of the conference call can be accessed beginning January 30, 2006 at 4:30 p.m. PT and is available through 10:00 p.m. PT on February 5, 2006. The playback will be broadcast via the Investors section on the NetManage Web site, www.netmanage.com/investors or by dialing 719-457-0820 and entering the reservation number 2314329. NetManage will furnish this press release to the Securities and Exchange Commission on a Form 8-K and will post this release in the Investors section of its Web site prior to its conference call.

    About NetManage

    NetManage, Inc. (NASDAQ:NETM) is a software company that provides solutions for accessing, Web enabling, and integrating enterprise information systems. More than 10,000 customers worldwide, including 480 of the Fortune 500, rely on NetManage for mission critical application integration. For more information, visit www.netmanage.com.

    (C) 2006 NetManage, Inc., its subsidiaries, and its affiliates. All rights reserved.

    NetManage, the NetManage logo, the lizard-in-the-box logo, RUMBA, ONESTEP, ViewNow, SupportNow, Librados, and OnWeb are either trademarks or registered trademarks of NetManage, Inc., its subsidiaries, and affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

    This press release contains, in addition to historical information, forward-looking statements that involve risks and uncertainties, including statements regarding improvement in the Company's competitive position, improvement in financial results and business pipeline, the Company's positioning in its market, and the progress and benefits of the Company's execution on its business plan. The Company's actual results could differ materially from the results discussed in the forward-looking statements. The factors that could cause or contribute to such differences include, among others, that competitive pressures continue to increase, that the markets for the Company's products could grow more slowly than the Company or market analysts believe, that the Company is unable to integrate or take advantage of its acquisitions successfully, or that the Company will not be able to take advantage of growth in the Company's target markets. Additional information on these and other risk factors that could affect the Company's financial results is included in the Company's Annual Report on Form 10-K, Forms 10-Q, Forms 8-K and other documents filed with the Securities and Exchange Commission.

                           NETMANAGE, INC.
              CONDENSED CONSOLIDATED BALANCE SHEET DATA
                            (In thousands)
                             (Unaudited)

                                             December 31, December 31,
                                                2005         2004
                                             ------------ ------------

                   Assets
Cash, cash equivalents and short-term
 investments                                     $21,515      $19,789
Accounts receivable, net                          11,327       15,780
Prepaid expenses and other current assets          1,217        2,608
                                             ------------ ------------

  Total current assets                            34,059       38,177

Property and equipment, net                        2,805        3,230
Goodwill                                           3,697        3,667
Other intangibles, net                             1,604        2,376
Long-term investments                              1,583            -
Other long-term assets                               118          384
                                             ------------ ------------

    Total assets                                 $43,866      $47,834
                                             ============ ============

    Liabilities and Stockholders' Equity
Current liabilities                              $ 5,932      $10,800
Current deferred revenue                          14,081       17,517
                                             ------------ ------------
  Total current liabilities                       20,013       28,317

Long-term deferred revenue                           343        1,757
Other long-term liabilities                          807          786
                                             ------------ ------------
  Total long-term liabilities                      1,150        2,543
                                             ------------ ------------
    Total liabilities                             21,163       30,860

Stockholders' equity                              22,703       16,974
                                             ------------ ------------

    Total liabilities and stockholders'
     equity                                      $43,866      $47,834
                                             ============ ============



                           NETMANAGE, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands, except per share amounts)
                             (Unaudited)

                               Three months ended  Twelve months ended
                                  December 31,         December 31,
                                 2005      2004      2005      2004
                               --------- --------- --------- ---------

Net revenues:
  License fees                  $ 4,462   $ 5,780   $17,205   $19,350
  Services                        6,237     7,377    26,229    28,316
                               --------- --------- --------- ---------

Total net revenues               10,699    13,157    43,434    47,666
                               --------- --------- --------- ---------

Cost of revenues:
  License fees                      242       439     1,097     1,554
  Services                          853       846     3,297     3,563
  Amortization of intangible
   assets                            70       178       280     1,101
                               --------- --------- --------- ---------
Total cost of revenues            1,165     1,463     4,674     6,218
                               --------- --------- --------- ---------

Gross margin                      9,534    11,694    38,760    41,448
                               --------- --------- --------- ---------

Operating expenses:
  Research and development        1,812     1,750     7,200     6,997
  Sales and marketing             5,000     6,785    20,350    23,189
  General and administrative      1,761     2,151     8,343     9,162
  Restructuring charge                4        78       (59)      (28)
  Amortization and impairment
   of intangible assets             105       172       493       621
                               --------- --------- --------- ---------

Total operating expenses          8,682    10,936    36,327    39,941
                               --------- --------- --------- ---------

Income from operations              852       758     2,433     1,507

Interest income and other, net      195        57       696       129
Gain on sale of investments           -         -        35         -
Foreign currency transaction
 losses                             (14)      (40)     (283)     (106)
                               --------- --------- --------- ---------

Income before provision for
 income taxes                     1,033       775     2,881     1,530

Provision (benefit) for income
 taxes                             (571)       40    (1,830)      106
                               --------- --------- --------- ---------

Net income                      $ 1,604   $   735   $ 4,711   $ 1,424
                               ========= ========= ========= =========

Net income per share:
    Basic                       $  0.17   $  0.08   $  0.51   $  0.16
    Diluted                     $  0.17   $  0.08   $  0.49   $  0.15

Weighted average common share
 and equivalent:
    Basic                         9,387     9,184     9,312     8,928
    Diluted                       9,578     9,439     9,650     9,359

    CONTACT: The Blueshirt Group
             Alex Wellins, 415-217-7722
             alex@blueshirtgroup.com
             Brinlea Johnson, 415-217-7722
             brinlea@blueshirtgroup.com